Investor Contact:	David Morimoto	Media Contact:	Wayne Kirihara
	EVP, Chief Financial Officer & Treasurer		SVP, Chief Marketing Officer
	(808) 544-3627		(808) 544-3687
	david.morimoto@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS $12.3 MILLION
SECOND QUARTER EARNINGS

HONOLULU, HI, July 24, 2015 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank (the “Bank”), today reported net income for the second quarter of 2015 of $12.3 million, or $0.39 per diluted share, compared to net income in the second quarter of 2014 of $9.2 million, or $0.25 per diluted share, and net income in the first quarter of 2015 of $10.4 million, or $0.29 per diluted share.

“During the second quarter, our positive performance trends continued with growth in loans, increase in net interest income, and a decline in nonperforming assets,” said Catherine Ngo, President and Chief Executive Officer. “We are especially pleased with the strong increase in core deposits, which is reflective of our focus on strengthening customer relationships.”

On July 23, 2015, the Company’s Board of Directors declared a quarterly cash dividend of $0.12 per share on the Company’s outstanding common shares. The dividend will be payable on September 15, 2015 to shareholders of record at the close of business on August 31, 2015.

In March 2015, the Company’s Board of Directors authorized the addition of $75 million to its common stock repurchase program and promptly deployed this enhanced repurchase authority on April 1, 2015 with the repurchase of an additional 3,259,452 shares of its common stock at a purchase price per share of $23.01 (and an aggregate repurchase cost of approximately $75 million, excluding fees and expenses) in connection with the underwritten public offering of the Company’s common stock by the Company’s two largest shareholders, ACMO-CPF, L.L.C. and Carlyle Financial Services Harbor, L.P.

During the second quarter of 2015, the Company repurchased a total of 3,476,952 shares of common stock, including the shares repurchased in connection with the underwritten public offering noted above, at a total cost of $80.0 million, excluding fees and expenses, under its share repurchase program. The average cost was $23.01 per share repurchased. During the six months ended June 30, 2015, we have repurchased approximately 11.2% of our common stock outstanding as of December 31, 2014. The Company’s remaining repurchase authority under its common stock repurchase program at June 30, 2015 is approximately $24.2 million.

Since reinstating our quarterly cash dividends in 2013, we have returned a total of $28.1 million in cash dividends to our shareholders and have repurchased 10,996,401 shares of our common stock at a total cost of $230.8 million, excluding fees and expenses.

Significant Highlights and Second Quarter Results

▪	Reported net income of $12.3 million, compared to net income in the first quarter of 2015 of $10.4 million.

▪	Increased the loans and leases portfolio by $38.3 million, or 1.3%, to $3.01 billion at June 30, 2015, compared to $2.97 billion at March 31, 2015.

▪	Increased core deposits by $46.5 million to $3.38 billion at June 30, 2015, compared to $3.33 billion at March 31, 2015.

▪	Reported a net interest margin of 3.32%, compared to 3.28% in the first quarter of 2015.

▪
Recorded a credit to the provision for loan and lease losses of $7.3 million in the second quarter of 2015, compared to a credit to the provision for loan and lease losses of $2.7 million in the first quarter of 2015.

▪	Nonperforming assets decreased by $8.7 million to $32.1 million at June 30, 2015 from $40.8 million at March 31, 2015.

▪
Maintained a strong capital position with leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios of 10.44%, 14.47%, 15.73%, and 11.91%, respectively, as of June 30, 2015.  The Company’s capital ratios continue to be well in excess of the minimum levels required for a “well-capitalized” regulatory designation under Basel III.

Earnings Highlights
Net interest income for the second quarter of 2015 was $37.3 million, compared to $35.9 million in the year-ago quarter and $36.2 million in the first quarter of 2015.  Net interest margin was 3.32%, compared to 3.35% in the year-ago quarter and 3.28% in the first quarter of 2015. The sequential quarter increase in net interest margin was primarily due to higher loan fees and prepayment income totaling $0.6 million, primarily attributable to the early repayment of loans, and higher interest received on nonaccrual loans of $0.1 million. The increase in net interest income was also the result, in part, of our average investment securities and loan portfolio balances increasing by $47.7 million and $25.7 million, respectively. The taxable equivalent yield on the loans and leases portfolio increased to 3.97% in the current quarter from 3.90% last quarter. The taxable equivalent yield on the investment securities portfolio decreased to 2.56% in the current quarter, compared to 2.61% last quarter. Rates paid on total deposits decreased to 0.08% in the current quarter, compared to 0.09% last quarter.

In the second quarter of 2015, $119.4 million in available-for-sale securities were sold as part of an investment portfolio repositioning designed to improve profitability. Investment securities sold in the second quarter had a weighted average life of 4.4 years, average yield of 1.35% and resulted in a loss of $1.9 million, recorded in other operating income. Proceeds from the sale were immediately reinvested back into the investment portfolio, purchasing $120.6 million in mortgage-backed securities with a weighted average life of 7.6 years and an average yield of 2.71%.

In the second quarter of 2015, we recorded a credit to the provision for loan and lease losses of $7.3 million, compared to a provision of $2.0 million in the year-ago quarter and a credit of $2.7 million in the first quarter of 2015. The credit to the provision for loan and lease losses was primarily attributable to improving trends in credit quality.

Other operating income for the second quarter of 2015 totaled $8.1 million, compared to $12.0 million in the year-ago quarter and $11.2 million in the first quarter of 2015. The decrease from the year-ago quarter was primarily due to investment securities losses of $1.9 million and unrealized losses on loans held for sale and interest rate locks of $0.2 million (included in other) in the second quarter of 2015, compared to investment securities gains of $0.2 million and unrealized gains on loans held for sale and interest rate locks of $0.4 million (included in other) in the year-ago quarter. In addition, we recorded lower net gains on sales of foreclosed assets of $0.5 million, lower income from bank-owned life insurance of $0.3 million, and lower other service charges of fees of $0.3 million. These decreases were offset by higher net gains on sales of residential mortgage loans of $0.4 million. The sequential quarter decrease was primarily due to the aforementioned investment securities losses of $1.9 million, unrealized losses on loans held for sale and interest rate locks of $0.2 million (included in other) in the second quarter of 2015, compared to unrealized gains on loans held for sale and interest rate locks of $0.5 million (included in other) in the first quarter of 2015, lower other service charges and fees of $0.3 million, and lower income from bank-owned life insurance of $0.2 million.

Other operating expense for the second quarter of 2015 totaled $32.5 million, compared to $32.9 million in the year-ago quarter and $34.0 million in the first quarter of 2015. The decrease from the year-ago quarter was primarily attributable to lower salaries and employee benefits of $1.4 million, lower legal and professional services of $0.6 million, lower net occupancy expense of $0.3 million, and a credit to the reserve for unfunded commitments of $0.3 million (included in other) in the second quarter of 2015, compared to an increase to the reserve for unfunded commitments of $0.1 million in the year-ago quarter. These decreases were partially offset by higher charitable contributions of $2.0 million (included in other) and higher computer software expense of $0.8 million. The higher charitable contributions were primarily attributable to a $2.0 million contribution to the Central Pacific Bank Foundation (“CPB Foundation), which was the first contribution to CPB Foundation since December 2013. The sequential quarter decrease is primarily attributable to lower salaries and employee benefits of $2.0 million, lower legal and professional services of $0.6 million, and lower amortization of mortgage servicing rights of $0.5 million. These decreases were offset by higher charitable contributions of $2.0 million (included in other). The current quarter decrease in salaries and employee benefits was due primarily to a one-time reversal of an accrual for a former executive officer’s retirement benefits which will not be paid.

The efficiency ratio for the second quarter of 2015 was 71.47%, compared to 68.65% in the year-ago quarter and 71.73% in the first quarter of 2015. The efficiency ratio in the second quarter of 2015 was primarily impacted by the investment securities losses and the CPB Foundation charitable contribution, offset by the salaries and employee benefits accrual reversal noted above.

In the second quarter of 2015, the Company recorded income tax expense of $7.9 million, compared to income tax expense of $3.9 million in the year-ago quarter and $5.8 million in the first quarter of 2015. The effective tax rate for the second quarter of 2015 was 39.2%, compared to 35.7% in the first quarter of 2015. Our income tax expense and effective tax rate in the second quarter of 2015 was impacted by $0.6 million in additional income tax expense resulting from the reduction in deferred tax liabilities related to the redemption of Federal Home Loan Bank of Des Moines (“FHLB Des Moines”) membership stock during the quarter, as discussed below. Our income tax expense and effective tax rate in the first quarter of 2015 was impacted by $0.5 million in costs related to the underwriting agreement and share repurchase completed on April 1, 2015, which are not tax-deductible. As of June 30, 2015, the Company’s net deferred tax assets totaled $94.2 million.

Balance Sheet Highlights
Total assets at June 30, 2015 of $4.97 billion increased by $240.1 million from June 30, 2014, and increased by $1.9 million from March 31, 2015.

Total loans and leases at June 30, 2015 of $3.01 billion increased by $211.9 million and $38.3 million from June 30, 2014 and March 31, 2015, respectively.  The increase in total loans and leases from the first quarter of 2015 was primarily due to an increase in the residential mortgage and consumer loan portfolios of $51.7 million and $23.2 million, respectively, partially offset by a decrease in the construction and commercial mortgage loan portfolios of $29.2 million and $6.1 million, respectively.

During the second quarter of 2015, following their merger with Federal Home Loan Bank of Seattle on June 1, 2015, we redeemed $31.3 million in excess FHLB Des Moines membership stock at par value of $100 per share.

Total deposits at June 30, 2015 of $4.18 billion increased by $179.7 million from June 30, 2014, and decreased by $6.3 million from March 31, 2015.  Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $3.38 billion at June 30, 2015.  This represents an increase of $182.5 million and $46.5 million from a year ago and from March 31, 2015, respectively.  Changes in total deposits during the quarter included net decreases in time deposits of $59.1 million, offset by net increases in noninterest-bearing demand deposits, savings and money market deposits, and interest-bearing demand deposits of $37.6 million, $13.9 million, and $1.3 million, respectively.

Total shareholders’ equity was $488.8 million at June 30, 2015, compared to $564.6 million and $572.9 million at June 30, 2014 and March 31, 2015, respectively. The sequential quarter decrease is due primarily to repurchases of $80.0 million in common stock, excluding fees and expenses, under the Company’s stock repurchase program, a $11.4 million change in unrealized losses on investment securities, and common stock dividends paid of $3.8 million, partially offset by net income of $12.3 million in the current quarter.

Asset Quality
Nonperforming assets at June 30, 2015 totaled $32.1 million, or 0.65% of total assets, compared to $40.8 million, or 0.82% of total assets at March 31, 2015.  The sequential-quarter change in nonperforming assets reflects net decreases in U.S. Mainland commercial and industrial assets of $10.1 million, Hawaii residential mortgage assets of $2.3 million, and U.S. Mainland commercial mortgage assets of $1.6 million. These net decreases were offset by net increases in Hawaii commercial and industrial assets of $2.8 million and Hawaii commercial mortgage assets of $2.6 million.

Loans delinquent for 90 days or more still accruing interest totaled $45,000 at June 30, 2015, compared to $5,000 at March 31, 2015.  In addition, loans delinquent for 30 days or more still accruing interest totaled $2.8 million at June 30, 2015, compared to $3.6 million at March 31, 2015.

Net recoveries in the second quarter of 2015 totaled $2.8 million, compared to net charge-offs of $1.6 million in the second quarter of 2014, and net recoveries of $0.1 million in the first quarter of 2015. Net recoveries during the second quarter of 2015 included recoveries of two Hawaii commercial and industrial loans to a single borrower totaling $2.8 million, a $2.5 million recovery of a Hawaii commercial mortgage loan, and a $1.0 million recovery of a Hawaii commercial mortgage loan, partially offset by charge-offs of two U.S. Mainland commercial and industrial loans to a single borrower totaling $3.5 million.

The ALLL, as a percentage of total loans and leases, was 2.23% at June 30, 2015, compared to 2.41% at March 31, 2015.  The ALLL, as a percentage of nonperforming assets, was 208.43% at June 30, 2015, compared to 175.21% at March 31, 2015.  The ALLL, as a percentage of nonaccrual loans, was 249.44% at June 30, 2015, compared to 190.89% at March 31, 2015.

Capital Levels
At June 30, 2015, the Company’s leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 10.44%, 14.47%, 15.73%, and 11.91%, respectively.  At March 31, 2015, the Company’s leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 12.79%, 17.43%, 18.69%, and 14.89%, respectively. The Company’s capital ratios continue to exceed the levels required to be considered a “well-capitalized” institution for regulatory purposes under Basel III.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company’s core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company’s management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results.  Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.centralpacificbank.com.  Alternatively, investors may participate in the live call by dialing 1-877-505-7644.  A playback of the call will be available through August 24, 2015 by dialing 1-877-344-7529 (passcode: 10069135) and on the Company's website.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $5.0 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 36 branches and 110 ATMs in the state of Hawaii, as of June 30, 2015.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

**********

Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance, or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “hopes,” “should,” “estimates,” or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to:  the effect of, and our failure to comply with any regulatory orders we are or may become subject to; oversupply of inventory and adverse conditions in the Hawaii and California real estate markets and any weakness in the construction industry;  adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates,  deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including political events, acts of war or terrorism, natural disasters such as wildfires, tsunamis and earthquakes) on the Company’s business and operations and on tourism, the military and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in economic conditions, including destabilizing factors in the financial industry and deterioration of the real estate market, as well as the impact from any declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular;  our ability to continue making progress on our recovery plan; the impact of regulatory action on the Company and Central Pacific Bank and legislation affecting the banking industry; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, other regulatory reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, and the results of regulatory examinations or reviews;  the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations;  negative trends in our market capitalization and adverse changes in the price of the Company’s common shares; changes in consumer spending, borrowings and savings habits; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; our ability to attract and retain skilled executives and employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in any of the foregoing items. For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the last fiscal year and, in particular, the discussion of “Risk Factors” set forth therein. The Company does not update any of its forward-looking statements except as required by law.

#####

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)					TABLE 1

	Three Months Ended			Six Months Ended
(dollars in thousands, except for per share amounts)	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014
INCOME STATEMENT
Net interest income	$37,294	$36,235	$35,906	$73,529	$71,702
Provision (credit) for loan and lease losses	(7,319)	(2,747)	1,995	(10,066)	679
Total other operating income	8,124	11,190	12,004	19,314	22,148
Total other operating expense	32,458	34,018	32,888	66,476	64,818
Net income	12,335	10,395	9,150	22,730	18,958
Basic earnings per common share	$0.39	$0.30	$0.25	$0.69	$0.49
Diluted earnings per common share	0.39	0.29	0.25	0.68	0.48
Dividends declared per common share	0.12	0.12	0.08	0.24	0.16

PERFORMANCE RATIOS
Return on average assets (1)	1.00%	0.85%	0.77%	0.92%	0.80%
Return on average shareholders' equity (1)	9.93	7.32	6.49	8.54	6.11
Return on average tangible shareholders' equity (1)	10.11	7.45	6.63	8.70	6.23
Efficiency ratio (2)	71.47	71.73	68.65	71.60	69.07
Net interest margin (1)	3.32	3.28	3.35	3.30	3.33
Dividend payout ratio (3)	30.77	41.38	32.00	35.29	33.33
Average shareholders' equity to average assets	10.04	11.62	11.90	10.82	13.04

SELECTED AVERAGE BALANCES
Average loans and leases, including loans held for sale	$2,981,184	$2,955,525	$2,762,963	$2,968,425	$2,714,662
Average interest-earning assets	4,566,577	4,505,895	4,360,129	4,536,404	4,384,777
Average assets	4,947,802	4,889,722	4,736,818	4,918,923	4,759,212
Average deposits	4,198,758	4,123,293	3,954,457	4,161,234	3,948,989
Average interest-bearing liabilities	3,357,400	3,266,067	3,210,052	3,311,986	3,193,111
Average shareholders' equity	496,881	567,991	563,895	532,239	620,516

			June 30,	March 31,	June 30,
			2015	2015	2014
REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio			10.44%	11.92%	11.64%
Tier 1 risk-based capital ratio			14.47	16.04	17.06
Total risk-based capital ratio			15.73	17.30	18.33
Common equity tier 1 capital ratio			11.91	13.52	N/A
Central Pacific Bank
Leverage capital ratio			10.33	11.66	11.16
Tier 1 risk-based capital ratio			14.26	15.65	16.36
Total risk-based capital ratio			15.52	16.91	17.63
Common equity tier 1 capital ratio			14.26	15.65	N/A

BALANCE SHEET
Loans and leases			$3,006,055	$2,967,772	$2,794,183
Total assets			4,967,851	4,965,925	4,727,766
Total deposits			4,182,322	4,188,642	4,002,578
Long-term debt			92,785	92,785	92,790
Total shareholders' equity			488,847	572,925	564,568
Total shareholders' equity to total assets			9.84%	11.54%	11.94%
Tangible common equity to tangible assets (4)			9.68	11.37	11.73

ASSET QUALITY
Allowance for loan and lease losses			$66,924	$71,433	$83,599
Non-performing assets			32,108	40,770	42,121
Allowance to loans and leases outstanding			2.23%	2.41%	2.99%
Allowance to non-performing assets			208.43	175.21	198.47

PER SHARE OF COMMON STOCK
Book value per common share			$15.52	$16.46	$15.73
Tangible book value per common share			15.24	16.20	15.41
Market value per common share			23.75	22.97	19.85

(1) Annualized
(2) Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
(3) Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.
(4) The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company's GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)			TABLE 2

	June 30,	March 31,	June 30,
(Dollars in thousands)	2015	2015	2014

Tangible Common Equity Ratio:
Total shareholders' equity	$488,847	$572,925	$564,568
Less: Other intangible assets	(8,692)	(9,361)	(11,366)
Tangible common equity	$480,155	$563,564	$553,202

Total assets	$4,967,851	$4,965,925	$4,727,766
Less: Other intangible assets	(8,692)	(9,361)	(11,366)
Tangible assets	$4,959,159	$4,956,564	$4,716,400
Tangible common equity to tangible assets	9.68%	11.37%	11.73%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)			TABLE 3

	June 30,	March 31,	June 30,
(Dollars in thousands, except share data)	2015	2015	2014

ASSETS
Cash and due from banks	$66,715	$74,743	$83,539
Interest-bearing deposits in other banks	14,775	10,478	3,480
Investment securities:
Available for sale	1,274,312	1,298,487	1,226,935
Held to maturity (fair value of $259,150 at June 30, 2015,
$256,357 at March 31, 2015 and $241,368 at June 30, 2014)	262,778	255,592	247,206
Total investment securities	1,537,090	1,554,079	1,474,141

Loans held for sale	22,917	7,206	8,464
Loans and leases	3,006,055	2,967,772	2,794,183
Less allowance for loan and lease losses	66,924	71,433	83,599
Net loans and leases	2,939,131	2,896,339	2,710,584

Premises and equipment, net	47,681	48,768	48,703
Accrued interest receivable	14,021	13,420	13,253
Investment in unconsolidated subsidiaries	6,720	6,840	7,918
Other real estate	5,278	3,349	5,247
Mortgage servicing rights	18,586	18,869	19,779
Other intangible assets	8,692	9,361	11,366
Bank-owned life insurance	153,015	153,251	151,242
Federal Home Loan Bank stock	12,129	43,442	45,011
Other assets	121,101	125,780	145,039
Total assets	$4,967,851	$4,965,925	$4,727,766

LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing demand	$1,080,428	$1,042,781	$962,646
Interest-bearing demand	807,851	806,555	756,776
Savings and money market	1,261,180	1,247,266	1,221,253
Time	1,032,863	1,092,040	1,061,903
Total deposits	4,182,322	4,188,642	4,002,578

Short-term borrowings	157,000	70,000	29,000
Long-term debt	92,785	92,785	92,790
Other liabilities	46,897	41,573	38,830
Total liabilities	4,479,004	4,393,000	4,163,198

Equity:
Preferred stock, no par value, authorized 1,100,000 shares; issued and
outstanding none at June 30, 2015, March 31, 2015 and June 30, 2014	-	-	-
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding 31,501,633 shares at June 30, 2015, 34,797,133
shares at March 31, 2015 and 35,901,080 shares at June 30, 2014	552,527	632,867	655,219
Surplus	79,373	80,545	76,311
Accumulated deficit	(142,267)	(150,815)	(171,380)
Accumulated other comprehensive income (loss)	(786)	10,328	4,418
Total shareholders' equity	488,847	572,925	564,568
Non-controlling interest	-	-	-
Total equity	488,847	572,925	564,568

Total liabilities and equity	$4,967,851	$4,965,925	$4,727,766

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)					TABLE 4

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(Dollars in thousands, except per share data)	2015	2015	2014	2015	2014

Interest income:
Interest and fees on loans and leases	$29,572	$28,602	$28,040	$58,174	$54,923
Interest and dividends on investment securities:
Taxable interest	8,277	8,150	8,476	16,427	17,972
Tax-exempt interest	1,010	998	1,000	2,008	1,994
Dividends	8	9	1	17	2
Interest on deposits in other banks	11	11	8	22	15
Dividends on Federal Home Loan Bank stock	18	11	11	29	23
Total interest income	38,896	37,781	37,536	76,677	74,929

Interest expense:
Interest on deposits:
Demand	99	95	91	194	181
Savings and money market	225	223	223	448	447
Time	549	548	621	1,097	1,251
Interest on short-term borrowings	79	43	55	122	72
Interest on long-term debt	650	637	640	1,287	1,276
Total interest expense	1,602	1,546	1,630	3,148	3,227

Net interest income	37,294	36,235	35,906	73,529	71,702
Provision (credit) for loan and lease losses	(7,319)	(2,747)	1,995	(10,066)	679
Net interest income after provision for loan and lease losses	44,613	38,982	33,911	83,595	71,023

Other operating income:
Service charges on deposit accounts	1,915	1,968	1,989	3,883	3,982
Loan servicing fees	1,427	1,423	1,448	2,850	2,892
Other service charges and fees	2,781	3,105	3,083	5,886	6,026
Income from fiduciary activities	830	834	828	1,664	1,890
Equity in earnings of unconsolidated subsidiaries	229	96	359	325	411
Fees on foreign exchange	98	128	119	226	233
Investment securities gains (losses)	(1,866)	-	240	(1,866)	240
Income from bank-owned life insurance	461	674	766	1,135	1,436
Loan placement fees	225	147	178	372	321
Net gains on sales of residential loans	1,630	1,594	1,227	3,224	2,466
Net gains on sales of foreclosed assets	94	33	582	127	744
Other (refer to Table 5)	300	1,188	1,185	1,488	1,507
Total other operating income	8,124	11,190	12,004	19,314	22,148

Other operating expense:
Salaries and employee benefits	15,176	17,165	16,550	32,341	33,984
Net occupancy	3,403	3,501	3,734	6,904	7,324
Equipment	933	909	945	1,842	1,741
Amortization of other intangible assets	1,559	2,105	1,318	3,664	2,558
Communication expense	942	824	874	1,766	1,768
Legal and professional services	1,642	2,219	2,228	3,861	4,040
Computer software expense	2,382	2,096	1,575	4,478	2,933
Advertising expense	449	635	678	1,084	1,364
Foreclosed asset expense	257	72	(17)	329	88
Other (refer to Table 6)	5,715	4,492	5,003	10,207	9,018
Total other operating expense	32,458	34,018	32,888	66,476	64,818

Income before income taxes	20,279	16,154	13,027	36,433	28,353
Income tax expense	7,944	5,759	3,877	13,703	9,395
Net income	$12,335	$10,395	$9,150	$22,730	$18,958

Per common share data:
Basic earnings per share	$0.39	$0.30	$0.25	$0.69	$0.49
Diluted earnings per share	0.39	0.29	0.25	0.68	0.48
Cash dividends declared	0.12	0.12	0.08	0.24	0.16

Basic weighted average shares outstanding	31,525	34,827	36,117	33,167	39,000
Diluted weighted average shares outstanding	31,953	35,479	36,656	33,588	39,405

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Other Operating Income - Other
(Unaudited)					TABLE 5

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2015	2015	2014	2015	2014

Income recovered on nonaccrual loans previously charged-off	$209	$219	$526	$428	$639
Other recoveries	15	274	15	289	39
Unrealized gains (losses) on loans-held-for-sale and interest
rate locks	(198)	466	413	268	353
Commissions on sale of checks	82	78	84	160	170
Other	192	151	147	343	306
Total other operating income - Other	$300	$1,188	$1,185	$1,488	$1,507

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Other Operating Expense - Other
(Unaudited)					TABLE 6

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2015	2015	2014	2015	2014

Charitable contributions	$2,138	$139	$110	$2,277	$262
FDIC insurance assessment	701	698	728	1,399	1,402
Miscellaneous loan expenses	434	275	272	709	493
ATM and debit card expenses	180	586	464	766	913
Amortization of investments in low-income housing tax
credit partnerships	274	288	351	562	758
Armored car expenses	195	234	214	429	440
Entertainment and promotions	266	197	215	463	432
Stationery and supplies	219	196	261	415	539
Directors' fees and expenses	214	191	462	405	571
Provision (credit) for residential mortgage loan
repurchase losses	(32)	159	(147)	127	308
Increase (decrease) to the reserve for unfunded commitments	(272)	(31)	81	(303)	(669)
Other	1,398	1,560	1,992	2,958	3,569
Total other operating expense - Other	$5,715	$4,492	$5,003	$10,207	$9,018

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)								TABLE 7

	Three Months Ended			Three Months Ended			Three Months Ended
(Dollars in thousands)	June 30, 2015			March 31, 2015			June 30, 2014
	Average	Average		Average	Average		Average	Average
	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
Assets:
Interest earning assets:
Interest-bearing deposits in other banks	$17,160	0.24%	$11	$18,046	0.25%	$11	$12,756	0.25%	$8
Taxable investment securities, excluding
valuation allowance	1,360,101	2.44	8,285	1,310,909	2.49	8,159	1,360,329	2.49	8,477
Tax-exempt investment securities,
excluding valuation allowance	176,086	3.53	1,554	177,606	3.46	1,536	178,609	3.45	1,539
Loans and leases, including loans held for sale	2,981,184	3.97	29,572	2,955,525	3.90	28,602	2,762,963	4.07	28,040
Federal Home Loan Bank stock	32,046	0.23	18	43,809	0.10	11	45,472	0.10	11
Total interest earning assets	4,566,577	3.46	39,440	4,505,895	3.42	38,319	4,360,129	3.50	38,075
Nonearning assets	381,225			383,827			376,689
Total assets	$4,947,802			$4,889,722			$4,736,818

Liabilities & Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$812,339	0.05%	$99	$787,717	0.05%	$95	$743,544	0.05%	$91
Savings and money market deposits	1,257,940	0.07	225	1,248,867	0.07	223	1,219,159	0.07	223
Time deposits under $100,000	230,425	0.37	212	237,239	0.38	222	256,971	0.41	261
Time deposits $100,000 and over	846,966	0.16	337	836,232	0.16	326	821,701	0.18	360
Short-term borrowings	116,945	0.28	79	63,227	0.27	43	75,885	0.29	55
Long-term debt	92,785	2.81	650	92,785	2.78	637	92,792	2.77	640
Total interest-bearing liabilities	3,357,400	0.19	1,602	3,266,067	0.19	1,546	3,210,052	0.20	1,630
Noninterest-bearing deposits	1,051,088			1,013,238			913,082
Other liabilities	42,433			42,426			49,788
Total liabilities	4,450,921			4,321,731			4,172,922
Shareholders' equity	496,881			567,991			563,895
Non-controlling interest	-			-			1
Total equity	496,881			567,991			563,896
Total liabilities & equity	$4,947,802			$4,889,722			$4,736,818

Net interest income			$37,838			$36,773			$36,445

Net interest margin		3.32%			3.28%			3.35%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)						TABLE 8

	Six Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2015			June 30, 2014
	Average	Average		Average	Average
	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
Assets:
Interest earning assets:
Interest-bearing deposits in other banks	$17,601	0.25%	$22	$12,173	0.25%	$15
Taxable investment securities, excluding
valuation allowance	1,335,642	2.46	16,444	1,433,863	2.51	17,974
Tax-exempt investment securities,
excluding valuation allowance	176,841	3.49	3,089	178,308	3.44	3,068
Loans and leases, including loans held for sale	2,968,425	3.94	58,174	2,714,662	4.07	54,923
Federal Home Loan Bank stock	37,895	0.15	29	45,771	0.10	23
Total interest earning assets	4,536,404	3.44	77,758	4,384,777	3.48	76,003
Nonearning assets	382,519			374,435
Total assets	$4,918,923			$4,759,212

Liabilities & Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$800,096	0.05%	$194	$739,659	0.05%	$181
Savings and money market deposits	1,253,428	0.07	448	1,218,626	0.07	447
Time deposits under $100,000	233,813	0.37	434	260,207	0.41	529
Time deposits $100,000 and over	841,629	0.16	663	831,096	0.18	722
Short-term borrowings	90,235	0.27	122	50,729	0.29	72
Long-term debt	92,785	2.80	1,287	92,794	2.77	1,276
Total interest-bearing liabilities	3,311,986	0.19	3,148	3,193,111	0.20	3,227
Noninterest-bearing deposits	1,032,268			899,401
Other liabilities	42,430			46,154
Total liabilities	4,386,684			4,138,666
Shareholders' equity	532,239			620,516
Non-controlling interest	-			30
Total equity	532,239			620,546
Total liabilities & equity	$4,918,923			$4,759,212

Net interest income			$74,610			$72,776

Net interest margin		3.30%			3.33%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans and Leases by Geographic Distribution
(Unaudited)					TABLE 9

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2015	2015	2014	2014	2014

Hawaii:
Commercial, financial and agricultural	$341,468	$318,228	$287,254	$276,804	$268,037
Real estate:
Construction	80,168	109,256	111,010	105,619	96,138
Mortgage:
- residential	1,351,962	1,300,304	1,282,324	1,251,808	1,226,864
- commercial	588,334	586,281	587,322	579,654	568,672
Consumer	254,655	249,151	254,259	250,838	243,148
Leases	2,589	2,885	3,140	3,691	4,087
Total loans and leases	2,619,176	2,566,105	2,525,309	2,468,414	2,406,946
Allowance for loan and lease losses	(57,402)	(60,676)	(62,685)	(65,747)	(65,367)
Net loans and leases	$2,561,774	$2,505,429	$2,462,624	$2,402,667	$2,341,579

U.S. Mainland:
Commercial, financial and agricultural	$158,133	$182,455	$176,509	$165,527	$164,707
Real estate:
Construction	3,387	3,465	3,544	3,621	3,740
Mortgage:
- residential	-	-	-	-	-
- commercial	106,859	114,975	115,951	116,920	129,060
Consumer	118,500	100,772	110,885	120,273	89,730
Leases	-	-	-	-	-
Total loans and leases	386,879	401,667	406,889	406,341	387,237
Allowance for loan and lease losses	(9,522)	(10,757)	(11,355)	(17,091)	(18,232)
Net loans and leases	$377,357	$390,910	$395,534	$389,250	$369,005

Total:
Commercial, financial and agricultural	$499,601	$500,683	$463,763	$442,331	$432,744
Real estate:
Construction	83,555	112,721	114,554	109,240	99,878
Mortgage:
- residential	1,351,962	1,300,304	1,282,324	1,251,808	1,226,864
- commercial	695,193	701,256	703,273	696,574	697,732
Consumer	373,155	349,923	365,144	371,111	332,878
Leases	2,589	2,885	3,140	3,691	4,087
Total loans and leases	3,006,055	2,967,772	2,932,198	2,874,755	2,794,183
Allowance for loan and lease losses	(66,924)	(71,433)	(74,040)	(82,838)	(83,599)
Net loans and leases	$2,939,131	$2,896,339	$2,858,158	$2,791,917	$2,710,584

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)					TABLE 10

(Dollars in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
Nonaccrual loans (including loans held for sale):
Commercial, financial and agricultural	$3,175	$13,377	$13,007	$15,625	$16,657
Real estate:
Construction	133	146	310	324	373
Mortgage-residential	10,032	11,430	13,048	12,691	13,608
Mortgage-commercial	13,490	12,468	12,722	13,056	6,236
Consumer	-	-	-	-	-
Leases	-	-	-	-	-
Total nonaccrual loans	26,830	37,421	39,087	41,696	36,874

Other real estate:
Commercial, financial and agricultural	-	-	-	-	-
Real estate:
Construction	-	-	747	1,804	3,048
Mortgage-residential	2,433	3,349	2,201	1,685	2,041
Mortgage-commercial	2,845	-	-	107	158
Consumer	-	-	-	-	-
Leases	-	-	-	-	-
Total other real estate	5,278	3,349	2,948	3,596	5,247
Total nonperforming assets	32,108	40,770	42,035	45,292	42,121

Loans delinquent for 90 days or more:
Commercial, financial and agricultural	-	-	-	-	-
Real estate:
Construction	-	-	-	-	-
Mortgage-residential	-	-	-	-	99
Mortgage-commercial	-	-	-	-	-
Consumer	45	5	77	62	20
Leases	-	-	-	-	-
Total loans delinquent for 90 days or more	45	5	77	62	119

Restructured loans still accruing interest:
Commercial, financial and agricultural	339	350	361	373	384
Real estate:
Construction	839	866	892	918	944
Mortgage-residential	16,428	17,084	17,845	17,980	18,456
Mortgage-commercial	1,360	1,516	10,405	10,671	10,941
Consumer	-	-	-	-	-
Leases	-	-	-	-	-
Total restructured loans still accruing interest	18,966	19,816	29,503	29,942	30,725
Total nonperforming assets, loans delinquent for 90 days
or more and restructured loans still accruing interest	$51,119	$60,591	$71,615	$75,296	$72,965

Total nonaccrual loans as a percentage of loans and leases	0.89%	1.26%	1.33%	1.45%	1.32%

Total nonperforming assets as a percentage of loans and leases,
and other real estate	1.07%	1.37%	1.43%	1.57%	1.50%

Total nonperforming assets and loans delinquent for 90 days or
more as a percentage of loans and leases, and other real estate	1.07%	1.37%	1.43%	1.58%	1.51%

Total nonperforming assets, loans delinquent for 90 days or
more and restructured loans still accruing interest as a
percentage of loans and leases, and other real estate	1.70%	2.04%	2.44%	2.62%	2.61%

Quarter to quarter changes in nonperforming assets:
Balance at beginning of quarter	$40,770	$42,035	$45,292	$42,121	$54,046
Additions	6,761	1,429	1,986	8,824	2,485
Reductions
Payments	(3,411)	(1,712)	(843)	(2,209)	(4,327)
Return to accrual status	(274)	(197)	(190)	(1,544)	(9,278)
Sales of nonperforming assets	(8,280)	(949)	(1,444)	(542)	(817)
Charge-offs/valuation adjustments	(3,458)	164	(2,766)	(1,358)	12
Total reductions	(15,423)	(2,694)	(5,243)	(5,653)	(14,410)
Balance at end of quarter	$32,108	$40,770	$42,035	$45,292	$42,121

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Allowance for Loan and Lease Losses
(Unaudited)								TABLE 11

	Three Months Ended					Six Months Ended
	June 30,		March 31,		June 30,	June 30,		June 30,
(Dollars in thousands)	2015		2015		2014	2015		2014

Allowance for loan and lease losses:
Balance at beginning of period	$71,433		$74,040		$83,162	$74,040		$83,820

Provision (credit) for loan and lease losses	(7,319)		(2,747)		1,995	(10,066)		679

Charge-offs:
Commercial, financial and agricultural	4,003		931		1,538	4,934		1,671
Real estate:
Construction	-		-		-	-		-
Mortgage-residential	50		14		102	64		139
Mortgage-commercial	-		-		1,041	-		1,041
Consumer	1,214		1,841		615	3,055		1,135
Leases	-		-		-	-		8
Total charge-offs	5,267		2,786		3,296	8,053		3,994

Recoveries:
Commercial, financial and agricultural	3,279		594		560	3,873		1,185
Real estate:
Construction	464		123		342	587		744
Mortgage-residential	397		1,488		529	1,885		623
Mortgage-commercial	3,562		13		12	3,575		25
Consumer	375		708		292	1,083		512
Leases	-		-		3	-		5
Total recoveries	8,077		2,926		1,738	11,003		3,094

Net charge-offs (recoveries)	(2,810)		(140)		1,558	(2,950)		900

Balance at end of period	$66,924		$71,433		$83,599	$66,924		$83,599

Average loans and leases, net of unearned	2,981,184		2,955,525		2,762,963	2,968,425		2,714,662

Annualized ratio of net charge-offs
(recoveries) to average loans and leases	(0.38	) %	(0.02	) %	0.23%	(0.20	) %	0.07%

Ratio of allowance for loan and lease losses
to loans and leases outstanding	2.23%		2.41%		2.99%	2.23%		2.99%